UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 2, 2008

Metalico, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32453	52-2169780
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

186 North Ave. East, Cranford, New Jersey		07016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(908) 497-9610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 2, 2008, Metalico CatCon, Inc. ("Metalico CatCon"), a subsidiary of the Registrant, entered into separate Asset Purchase Agreements with American CatCon Holdings, LLC ("ACC Texas") and American Cat Con, LLC ("ACC Mississippi") providing for the purchase by Metalico CatCon of substantially all of the operating assets of ACC Texas and ACC Mississippi and the purchase of the real property owned by ACC Mississippi and used in its business. Metalico CatCon will also acquire an option to purchase the real property used by ACC Texas from an affiliate of that company. ACC Texas and ACC Mississippi are independent concerns owned directly or indirectly by members of the same family. Under the terms of both Asset Purchase Agreements, Metalico CatCon will retain the services of the sellers’ employees. The aggregate purchase price for the two acquisitions is approximately $23.7 million (including an allocation for the Mississippi real property interests), subject to additional closing adjustments for both sellers’ net working capital in excess of a predetermined amount at closing, plus 500,000 shares of the Registrant's common stock. Metalico CatCon will also make an annual payment to ACC Texas for each of the years 2008, 2009, 2010, and 2011 if the acquired assets perform over a predetermined income level during such periods. The Registrant expects to finance the acquisitions through debt facilities to be entered into at the closing of the transaction, possible private equity placement, and available cash. Each transaction is subject to the satisfaction of customary conditions but is expected to close in the first quarter of 2008. The closing of each acquisition expressly requires the closing of the other. Notwithstanding, there can be no assurance that the conditions to closing will be met or that either transaction will be consummated in the first quarter or at all. A press release regarding the contemplated transactions is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference. Copies of the Asset Purchase Agreements will be filed as exhibits to a Current Report on Form 8-K or the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 following the closings of the respective transactions.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release issued January 7, 2008.

The information furnished in this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalico, Inc.

January 7, 2008	By:	Carlos E. Aguero

Name: Carlos E. Aguero
Title: Chairman, President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued January 7, 2008